TOUCHSTONE FUNDS

                                    Transactions Pursuant to Rule 10f-3 of ICA

                                         Touchstone Select Advisors Trust
                                           Income Opportunity Portfolio



 Name of Issuer:                                     United International
 Holdings

Name of Security:                           United International Holdings 0  %
 to 2/15/03,
-----------------
10.75% to the maturity of 02/15/08

Years of Issuers Operations:                         9

Date of Purchase:                                    01/30/98

Number of Units Purchased:                  300,000

Price Per Unit:                                      $59.069

Total Price Paid:                                    $177,207

Portfolio Assets on Trade Date:                      $9,810,397

 % Gross Underwriting Spread:                        2.25%

Underwriting Type:                                   Firm

 Total Offering:                                     1,375,000,000

25% of Offering:                                     343,750,000 Par value
3% of Total Assets:                                  $294,311.91

Underwriter:                                         Donaldson, Lufkin &
 Jenrette Securities Corporation

                                                     Merrill Lynch & Co

                                                     Morgan  Stanley Dean
 Witter

                                                     TD Securities

Broker from whom Portfolio purchased:                Merrill Lynch